                                                                    EXHIBIT 10.1

                             PERFORMANCE CONTINGENT
                        RESTRICTED STOCK AWARD AGREEMENT

     THIS PERFORMANCE CONTINGENT RESTRICTED STOCK AWARD AGREEMENT (this "Agreement") is made and entered into as of __________, 2006 by and between Compass Bancshares, Inc., a Delaware corporation (the "Corporation"), Compass Bank as employer ("Compass"), and _________________________ (the "Participant").

     Pursuant to the terms of the Corporation's 2002 Incentive Compensation Plan (the "Plan"), the Participant has been awarded shares of Restricted Stock (hereinafter defined), conditioned upon the execution and delivery by the Corporation and the Participant of this Agreement setting forth the terms and conditions applicable to such award.

     In consideration of the mutual covenants and obligations of the parties contained herein and in the Plan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. The following definitions have the following meanings:

     "Award Date" shall mean ________________, 2006.

     "Board" shall mean the Board of Directors of the Corporation or any committee delegated authority by the Board of Directors.

     "Cause" shall mean (i) commission of a felony or a crime involving moral turpitude, that is materially and demonstrably injurious to the Corporation,
(ii) substantial dependence or addiction to any drug illegally taken or to alcohol, or (iii) willful dereliction of duties or gross misconduct that is materially and demonstrably injurious to the Corporation.

     "Committee" shall mean the Compensation Committee of the Board of Directors of the Corporation.

     "Common Stock" shall mean shares of the Corporation's common stock, par value $2.00 per share.

     "Disability" shall have the meaning set forth in the Corporation's Employee Stock Ownership Plan, or any successor plan, as such plan may be amended from time to time, or according to such other reasonable standard that the Corporation may apply, in its sole discretion.

     "Dividends" shall mean any dividends received by Participant with respect to the Restricted Stock whether in the form of cash, stock or other securities and whether obtained by virtue of any distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or other transaction.

     "Early Retirement" shall mean the Participant's retirement on a date prior to the Participant's 65th birthday.

     "Maximum Shares" shall mean the maximum number of shares of Common Stock that could be awarded to the Participant under this Agreement.

     "Measurement Period" shall mean the period set forth on Appendices A, B and C.

     "Normal Retirement" shall mean the Participant's retirement on a date not sooner than the Participant's 65th birthday.

     "Return on Average Tangible Equity ("ROE")" shall mean net income, excluding the after tax effect of intangible amortization, divided by average common shareholders' equity, excluding intangible assets, consistent with the calculation of such measure in accordance with United States generally accepted accounting principles, reported in the Corporations' quarterly earnings releases. Intangible assets for purposes of the calculation of ROE will include goodwill, core deposit intangibles and other intangible assets.

     "Sale of the Corporation" shall mean: (i) acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3) of more than fifty percent of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, or (ii) consummation by the Corporation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Corporation.

All other capitalized terms not defined herein or on Appendix A, B, or C shall have the meanings set forth in the Plan.

     2. AWARD OF RESTRICTED STOCK. Pursuant to the terms of the Plan, the Corporation hereby awards to the Participant, effective as of the Award Date, a maximum of shares of Common Stock, subject to the terms, conditions and restrictions described in this Agreement and in the Plan (the "Restricted Stock"). Except as provided in this Agreement, the Participant shall have, with respect to the Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote and to receive any Dividends. All Dividends shall be subject to the same restrictions as are applicable to such Restricted Stock.

     3. RESTRICTIONS AND CONDITIONS. The following conditions and restrictions shall apply to the Restricted Stock:

     (a) Except as otherwise provided in this Agreement, the Restricted Stock and any Dividends shall be held by the Corporation until released to the Participant in accordance with the terms of the Plan and this Agreement. The Restricted Stock and any Dividends shall be released to Participant following the conclusion of the Measurement Period, to the extent that the following performance measures have been met or exceeded:

          (i) as set forth on Appendix A (the "Internal Performance Measures"),

          (ii) as set forth in Appendix B (the "Index Banks Performance Measures"), or

          (iii) as set forth in Appendix C (the "Return on Equity Performance Measure").

In applying the above, the Appendix providing the highest award shall be used.

     (b) The Participant shall not sell, transfer, pledge or assign any portion of the Restricted Stock except as specifically permitted by the Plan and this Agreement.

     (c) Any certificates evidencing shares of Restricted Stock issued in the name of the Participant or any evidence of such share ownership entered upon the stock records of the Corporation maintained by its transfer agent shall bear a legend or other appropriate restriction substantially of the following substance:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Compass Bancshares, Inc., 2002 Incentive Compensation Plan and a Restricted Stock Award Agreement, dated __________, 2006, entered into between the registered owner and the Corporation. Copies of such Plan and Agreement are on file in the offices of the Corporation, 15 South 20th Street, Birmingham, Alabama 35233."

Certificates evidencing the shares of Restricted Stock shall be held in custody by the Corporation until the shares have been released, and the Participant shall deliver a stock power, endorsed in blank, relating to the Restricted Stock simultaneously with the execution of this Agreement or as requested hereafter.

     (d) If Participant's employment terminates prior to the conclusion of the Measurement Period (other than through Normal Retirement or Early Retirement, Death or Disability or Sale of the Corporation), the Restricted Stock shall be forfeited.

     4. RELEASE OF RESTRICTIONS.

     (a) In the event of Normal Retirement or Early Retirement, Restricted Stock shall be released only in accordance with Section 3 above and shall be subject to the following additional conditions: (i) the Participant is in compliance with Section 5 of this Agreement in all material respects; and (ii) for purposes of this Section 4(a), the Employee shall be deemed not to have ceased employment by the Corporation or its subsidiaries notwithstanding Early Retirement or Normal Retirement as long as the Employee continues to serve as a member of the Board of Directors of the Corporation (the "Board"). The Employee hereby agrees to continue to serve the remainder of his current term as a member of the Board and to continue to serve thereafter if nominated and elected, until the date the Employee is expected to retire from the Board pursuant to the Corporation's retirement policy for directors.

IF THE BOARD DETERMINES THAT EITHER OF THESE CONDITIONS IS NOT SATISFIED, THEN THE BOARD SHALL GIVE PARTICIPANT 30 DAYS WRITTEN NOTICE OF SUCH DETERMINATION. PARTICIPANT SHALL BE PERMITTED TO RESPOND BEFORE THE BOARD WITH LEGAL COUNSEL. IF THE BOARD DETERMINES THEREAFTER THAT EITHER OF THESE CONDITIONS IS NOT SATISFIED, THEN THE RESTRICTED STOCK SHALL BE FORFEITED BY THE PARTICIPANT AS OF THE DATE OF SUCH DETERMINATION (THE "DETERMINATION DATE").

     (b) In the event of Participant's Death or Disability prior to the end of the Measurement Period, an amount of Restricted Stock equal to Maximum Shares shall be released by the Corporation.

     (c) In the event of a Sale of the Corporation an amount of Restricted Stock equal to Maximum Shares shall be released by the Corporation as and when determined by the Committee.

     5. COVENANTS. In consideration of the Corporation, Compass, or one or more of the subsidiaries or affiliates of either (hereinafter collectively referred to as "the Company") disclosing confidential and proprietary information, as more fully described in section (c) below, after the date hereof, the award of Restricted Stock, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Participant and the Company agree as follows:

     (a) While Participant is employed by the Company, Participant will devote his or her entire time, energy and skills to the service of the Company. Such employment shall be at the pleasure of the board of directors of each employing corporation.

     (b) Participant will not, during the term of his or her employment with the Company, or for a period of two years after termination for any reason of his or her employment with the Company, directly or indirectly, either individually or as a stockholder, director, officer, consultant, independent contractor, employee, agent, member or otherwise of or through any corporation, partnership, association, joint venture, firm, individual or otherwise (hereinafter "Firm"), or in any other capacity:

          (i) Carry or engage in a business that competes with the business of the Company within 100 miles of any city where Participant engaged in business, Participant had responsibility, other employees that were supervised by Participant worked, or Participant otherwise conducted business for the Company;

          (ii) With respect to any product or service offered by or available from the Company, solicit, directly or indirectly, or do business with any customer of the Company called on, serviced by, or contacted by the Participant in any capacity, or otherwise known to the Participant by virtue of the Participant's employment with the Company in any state in which the Participant was employed by the Company or any state in which the customer does business; or

          (iii) Solicit, directly or indirectly, any employee of the Company to leave their employment with the Company for any reason. For purposes of this Agreement, the Company and Participant agree that Participant shall be presumed to have solicited an employee in violation of this Agreement if such employee is hired by Participant or his or her Firm within six (6) months of Participant's last employment date with the Company.

     (c) The Company shall provide confidential information to Participant and, Participant agrees, during the term of his or her employment and thereafter, not to use, divulge, or furnish or make accessible to any third party, company, corporation or other organization (including, but not limited to, customers, competitors or governmental agencies), without the

Company's prior written consent, any trade secrets, customer lists, information regarding customers, information regarding Compass' relationships with specific existing or prospective customers, customer goodwill associated with Compass' trade name, or other valuable confidential and proprietary information concerning the Company or its business, including without limitation, confidential methods of operation and organization, trade secrets, confidential matters related to pricing, markups, commissions and customer lists. Participant warrants and agrees that every customer which Participant services in any way while employed at the Company is a customer of the Company and not a customer of Participant, individually. Participant agrees that such information remains confidential even if committed to Participant's memory.

     (d) Participant agrees that the restrictions contained in this Section 5 are necessary and reasonable for the protection of the legitimate business interests and goodwill of the Company described above, and Participant agrees that any breach of this Section 5 will cause the Company substantial and irrevocable damage and, therefore, the Company shall have the right, in addition to any other remedies it may have, to seek specific performance and injunctive relief, without the need to post a bond or other security. Participant agrees that the period during which the covenant contained in this Section 5 shall be effective shall be computed by excluding from such computation any time during which Participant is in violation of any provision of Section 5. Participant agrees that if any covenant contained in Section 5 of this Agreement is found by a court of competent jurisdiction to contain limitations as to time, geographical area, or scope of activity that are not reasonable and impose a greater restraint than is necessary to protect the goodwill or other business interest of the Company, then the court shall reform the covenant to the extent necessary to cause the limitations contained in the covenant as to time, geographical area, and scope of activity to be restrained to be reasonable and to impose a restraint that is not greater than necessary to protect the goodwill and other business interests of the Company and to enforce the covenant as reformed.

     (e) Participant specifically recognizes and affirms that each of the covenants contained in subdivisions (b) and (c) of this Section 5 is a material and important term of this Agreement which has induced the Company to provide for the award of Restricted Stock hereunder, the disclosure of confidential information referenced herein, and the other promises made by the Company herein, and Participant further agrees that should all or any part or application of subdivisions (b) or (c) of Section 5 of this Agreement be held or found invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between Participant and the Corporation, Compass, or an affiliate of either, the Corporation shall be entitled to receive (but not obligated to acquire) from Participant all Common Stock held by Participant which was obtained by Participant under this Agreement (including all shares obtained by virtue of any stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares, or other transaction, hereinafter "stock dividends") by returning to the Corporation each share of Common Stock received by the Participant in respect of such Restricted Stock (as adjusted for stock dividends). If Participant has sold, transferred, or otherwise disposed of any shares of Common Stock obtained under this Agreement (including all shares obtained by virtue of any stock dividends), the Corporation shall be entitled to receive from Participant the fair market value of the Common Stock (including all shares obtained by virtue of any stock dividends) on the date of sale, transfer, or other disposition.

     (f) Notwithstanding any provision to the contrary herein contained, Section 5(b) shall not apply:

          (i) Upon the termination of the Participant's employment by the Corporation other than for Cause within one (1) year following a Sale of the Corporation; and

          (ii) Upon the voluntary termination of employment by the Participant for any reason within the thirty (30) day period immediately after the one
     (1) year period following a Sale of the Corporation.

     (g) This Section 5 replaces Section 5 in all restricted stock award agreements between the Corporation and the Participant entered into as of a date prior to the date of this Agreement. All such prior agreements are hereby amended to include this Section 5 in place of Section 5 in any such prior agreements.

     6. ADJUSTMENTS. In the event of any change in the outstanding Common Stock of the Corporation by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or otherwise, the Committee shall adjust the number of shares of Common Stock which may be issued under the Plan and the Committee shall provide for an equitable adjustment of any shares issuable pursuant to awards outstanding under the Plan.

     7. ASSIGNMENT AND TRANSFER. Participant may assign or transfer his rights under this Agreement under the following circumstances: (i) by will or the laws of descent and distribution, in which case the Restricted Stock may be received in accordance with the provisions of this Agreement or (ii) by gift or pursuant to a domestic relations order to a family member (or a trust for their benefit), in which case the Participant shall promptly report the transfer to the Secretary of the Corporation so that the Corporation may deliver to his transferee all requisite documents concerning the Plan (including the prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended). For this purpose, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which these persons have more than fifty (50) percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests. A transfer to an entity in which more than fifty (50) percent of the voting interests are owned by family members, or the Participant, in exchange for an interest in that entity is also permitted pursuant to this Section 7.

     8. DISPOSITION OF SHARES. Participant agrees to notify the Corporation promptly of the sale, gift or other disposition of any shares of Common Stock awarded pursuant to this Agreement.

     9. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained in this Agreement shall confer upon Participant any right with respect to continuance of employment by the Corporation, or any affiliate, nor shall it interfere in any way with the right of Participant's employer to terminate Participant's employment at any time.

     10. COMPLIANCE WITH LAWS AND REGULATIONS. The obligation of the Corporation to deliver shares of Restricted Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

     11. PAYMENT OF TAXES. Participant shall, no later than the date as of which the value of any portion of the Restricted Stock first becomes includable in the Participant's gross income for federal income tax purposes, pay to the Corporation, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state or local income, FICA, or other taxes of any kind required by law to be withheld with respect to the Restricted Stock. The obligations of the Corporation under this Agreement shall be conditioned on such payment or arrangements, and the Corporation and its affiliates shall, to the extent permitted by law, have the right to deduct such taxes from any payment of any kind otherwise due to Participant.

     12. PARTICIPANT BOUND BY PLAN. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, including the terms and provisions adopted after the award of the Restricted Stock but prior to the vesting thereof.

     13. NOTICES. Any notice hereunder to the Corporation shall be in writing and addressed to the Secretary of the Corporation, 15 South 20th Street, Birmingham, Alabama 35233, subject to the right of the Corporation to designate at any time hereafter in writing some other address.

     14. MISCELLANEOUS. This Agreement shall be governed by the laws of the State of Alabama. This Agreement together with the Plan, contains the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and may not be amended except in writing, signed by the parties hereto.

     15. HEADINGS. The section headings used herein are solely for reference only and shall not affect in any way the meaning and interpretation of the terms and conditions set forth herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        COMPASS BANCSHARES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        COMPASS BANK


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


WITNESS:                                PARTICIPANT


-------------------------------------   ----------------------------------------

-------------------------------------   ----------------------------------------
Printed Name

                                   Appendix A
               To Performance Contingent Restricted Stock Award to

                                   ----------

                          Internal Performance Measures

- The maximum number of shares is granted at the beginning of the three-year measurement period

     Threshold, Target and Maximum Awards

                 THRESHOLD         TARGET           MAXIMUM
EPS GROWTH    __% EPS GROWTH   __% EPS GROWTH   __% EPS GROWTH
----------    --------------   --------------   --------------
# OF SHARES

RETURN ON AVERAGE
TANGIBLE EQUITY     LESS THAN __% ROE   __% ROE OR GREATER
-----------------   -----------------   ------------------
   # OF SHARES              0

- Actual shares released are based on Compass' three-year performance on two key measures - Earnings Per Share Growth and Return on Average Tangible Equity (measurement period is 2006-2008).

- Actual shares released can range from zero shares to the maximum number of shares.

- Dividends will be accrued and paid in cash based on the actual number of shares earned, if any, at the end of the measurement period.

-    Results between stated levels will be interpolated.

    COMPONENTS      WEIGHT   MEASUREMENT TYPE      MEASUREMENT PERIOD
    ----------      ------   ----------------      ------------------
                              Compound Annual   January 1, 2006 through
    EPS Growth                  Growth Rate        December 31, 2008

Return on Average                               January 1, 2006 through
 Tangible Equity                  Average          December 31, 2008

- Entire payout made at end of three-year measurement period (no partial or interim payouts)

                                        PARTICIPANT


                                        ----------------------------------------

                                        ----------------------------------------

                                   Appendix B
               To Performance Contingent Restricted Stock Award to

                                   ----------

                        Index Banks Performance Measures

- The maximum number of shares is granted at the beginning of the three-year measurement period

     Threshold, Target and Maximum Awards

                      THRESHOLD                     TARGET                  MAXIMUM
              (__TH PERCENTILE OF INDEX   (__TH PERCENTILE OF INDEX   (__TH PERCENTILE OF
EPS GROWTH             BANKS)                       BANKS)                INDEX BANKS)
----------    -------------------------   -------------------------   -------------------
# OF SHARES

                            THRESHOLD                    TARGET                   MAXIMUM
RETURN ON AVERAGE   (__TH PERCENTILE OF INDEX   (__TH PERCENTILE OF INDEX   (__TH PERCENTILE OF
TANGIBLE EQUITY               BANKS)                     BANKS)                 INDEX BANKS)
-----------------   -------------------------   -------------------------   -------------------
# OF SHARES

-    Index Banks are the banks in the Standard & Poors 500 Index.

- Actual shares released are based on Compass' three-year performance relative to peers on two key measures - Earnings Per Share Growth and Return on Average Tangible Equity (measurement period is 2006-2008).

- Actual shares released can range from zero shares to the maximum number of shares.

- Dividends will be accrued and paid in cash based on the actual number of shares earned, if any, at the end of the measurement period.

-    Results between stated levels will be interpolated.

    COMPONENTS      WEIGHT   MEASUREMENT TYPE      MEASUREMENT PERIOD
    ----------      ------   ----------------      ------------------
                              Compound Annual   January 1, 2006 through
    EPS Growth                  Growth Rate        December 31, 2008

Return on Average                               January 1, 2006 through
 Tangible Equity                  Average          December 31, 2008

- Entire payout made at end of three-year measurement period (no partial or interim payouts)

                                        PARTICIPANT


                                        ----------------------------------------

                                        ----------------------------------------

                                   Appendix C
               To Performance Contingent Restricted Stock Award to

                                   ----------

                            Return on Equity Measure

- The maximum number of shares is granted at the beginning of the three-year measurement period

     Maximum Award

RETURN ON AVERAGE
TANGIBLE EQUITY     __% ROE OR GREATER
---------------     ------------------
# OF SHARES

- Actual shares released are based on Compass' three-year performance on Average Return on Average Tangible Equity (measurement period is 2006-2008).

- Actual shares released range from zero shares to 75% of the maximum number of shares.

- Dividends will be accrued and paid in cash based on the actual number of shares earned, if any, at the end of the measurement period.

- Entire payout made at end of three-year measurement period (no partial or interim payouts)

                                        PARTICIPANT


                                        ----------------------------------------

                                        ----------------------------------------